Exhibit (14)

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” and “Experts” in the Combined Proxy Statement/Prospectus of Transamerica Partners Funds Group, Transamerica Partners Funds Group II, Transamerica Partners Portfolios (collectively, the “Target Funds”) and Transamerica Funds (the “Destination Funds”), included in the Registration Statement of the Destination Funds on Form N-14.

We also consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference of our reports, dated December 24, 2015, on the financial statements and financial highlights of the Destination Funds, included in the Destination Funds’ Annual Report to Shareholders for the year ended October 31, 2015, included in the Statement of Additional Information, dated March 1, 2016, on Form N-1A, which was filed with the Securities and Exchange Commission in Post-Effective Amendment No. 213 (File No. 033-02659) of the Destination Funds and is incorporated by reference in the Combined Proxy Statement/Prospectus and Statement of Additional Information included in the Registration Statement of the Destination Funds on Form N-14.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated May 1, 2016, on Form N-1A, which was filed with the Securities and Exchange Commission in Post-Effective Amendment No. 55 (File No. 033-61810) of Transamerica Partners Funds Group and is incorporated by reference in the Combined Proxy Statement/Prospectus and Statement of Additional Information included in the Registration Statement of the Destination Funds on Form N-14.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated May 1, 2016, on Form N-1A, which was filed with the Securities and Exchange Commission in Post-Effective Amendment No. 46 (File No. 333-00295) of Transamerica Partners Funds Group II and is incorporated by reference in the Combined Proxy Statement/Prospectus and Statement of Additional Information included in the Registration Statement of the Destination Funds on Form N-14.

We also consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the filing, dated May 1, 2016, on Form N-1A, which was filed with the Securities and Exchange Commission in Post-Effective Amendment No. 26 to the Registration Statement (Form N-1A, No. 811-08272) of Transamerica Partners Portfolios and is incorporated by reference in the Combined Proxy Statement/Prospectus and Statement of Additional Information included in the Registration Statement of the Destination Funds on Form N-14.

We also consent to the incorporation by reference of our reports, dated February 25, 2016, on the financial statements and financial highlights of the Target Funds, included in their respective Annual Reports to Shareholders for the year ended December 31, 2015, which are also incorporated by reference in the Combined Proxy Statement/Prospectus and Statement of Additional Information included in the Registration Statement of the Destination Funds on Form N-14.

/s/ Ernst & Young LLP

Boston, Massachusetts

October 13, 2016